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                                                             EXHIBIT (H)(17)(C)

                  SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

   This Sixth AMENDMENT TO PARTICIPATION AGREEMENT dated as of December 1, 2008, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN GENERAL LIFE INSURANCE COMPANY.

                                  WITNESSETH:

   WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000, as amended (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance products; and

   WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

   NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Sixth Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Sixth Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

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VANGUARD VARIABLE INSURANCE FUND

By:     -------------------------------
Name:   -------------------------------
Title:  -------------------------------

THE VANGUARD GROUP, INC.

By:     -------------------------------
Name:   -------------------------------
Title:  -------------------------------

VANGUARD MARKETING CORPORATION

By:     -------------------------------
Name:   -------------------------------
Title:  -------------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:     -------------------------------  Attest:  ----------------------------
Name:   -------------------------------  Name:    ----------------------------
Title:  -------------------------------  Title:   ----------------------------

                                                  [CORPORATE SEAL]

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                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                         (Effective December 1, 2008)

Name of Separate Account  Contracts Funded by Separate Account
------------------------  ----------------------------------------------------

Separate Account VL-R     Platinum Investor I VUL Flexible Premium Life
(May 1, 1997)             Platinum Investor II VUL Flexible Premium Life
                          Platinum Investor III VUL Flexible Premium Life
                          Platinum Investor Survivor - Variable
                          Corporate America - Variable
                          Platinum Investor Survivor II Flexible Premium Life
                          Platinum Investor PLUS
                          Platinum Investor FlexDirector
                          Platinum Investor IV VUL Flexible Premium Life
                          Platinum Investor VIP VUL Flexible Premium Universal
                            Life
                          AIG Corporate Investor VUL
                          AIG Income Advantage VUL
                          AIG Protection Advantage VUL
                          AIG Income Advantage Select VUL
                          Survivor Advantage(SM) VUL (Form No. 08921)
                          Corporate Investor Select(SM) VUL (Form No. 08301)

Separate Account D        Platinum Investor Immediate VA
(November 19, 1973)

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